Exhibit 99.1

IMMEDIATE RELEASE

POOL CORPORATION ANNOUNCES VOTING RESULTS FOR ITS 2020 ANNUAL MEETING OF STOCKHOLDERS
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COVINGTON, LA. (April 30, 2020) - Pool Corporation (Nasdaq/GSM:POOL) announced today that at POOLCORP’s Annual Meeting of Stockholders on April 29, 2020, stockholders elected Peter D. Arvan, Andrew W. Code, Timothy M. Graven, Debra S. Oler, Manuel J. Perez de la Mesa, Harlan F. Seymour, Robert C. Sledd, John E. Stokely and David G. Whalen to serve as directors for the ensuing year.

The voting results on the other proposals for this year’s meeting are as follows:

▪ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020; and
▪approval of the compensation of our named executive officers as disclosed in our Proxy Statement (the advisory say-on-pay vote).

At the annual meeting, Mr. Stokely, Chairman of the Board, commented, “The thoughts of our Board and management team are with all of those who have been affected, directly or indirectly, by the ongoing coronavirus pandemic, including our employees, our customers, our vendors and all others in our communities.”

Pool Corporation is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates approximately 375 sales centers in North America, Europe and Australia through which it distributes more than 200,000 national brand and private label products to roughly 120,000 wholesale customers. For more information about POOLCORP, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risks and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including impacts on our business from the COVID-19 pandemic, the sensitivity of our business to weather conditions, changes in the economy and the housing market and other risks detailed in POOLCORP’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com